Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 25, 2005
FOR IMMEDIATE RELEASE

Washington Trust Quarterly Earnings Up 9%

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter ended March 31, 2005 net income of $5.4 million, an increase of 9 percent from the $5.0 million reported for the first quarter of 2004. On a diluted earnings per share basis, the Corporation earned 40 cents for the first quarter of 2005, up 8 percent from the 37 cents earned for the same quarter in 2004. The returns on average equity and average assets for the three months ended March 31, 2005 were 14.20% and 0.94%, respectively, compared to 13.90% and 1.00%, respectively, for the same period in 2004.

John C. Warren, Washington Trust Chairman and Chief Executive Officer, noted that “During the first quarter of 2005, we increased the cash dividend for the thirteenth consecutive year; announced an agreement to purchase Weston Financial Group, a Wellesley, Mass. registered investment advisor with assets under management in excess of $1.2 billion; and posted a 9 percent increase in earnings. Growth continues to be a key ingredient to the Corporation’s success.”

On March 23, 2005, Washington Trust announced the signing of a definitive agreement to acquire Weston Financial Group. It is currently anticipated that the acquisition, which is subject to state and federal regulatory approval and other customary conditions to closing, will most likely be completed in the third quarter of 2005.

Net interest income, the primary source of Washington Trust’s operating income, amounted to $14.6 million for the first quarter of 2005, up 12 percent from the $13.1 million reported for the same period a year ago. This increase in net interest income was primarily due to a 17 percent increase in interest-earning assets. The net interest margin for the three months ended March 31, 2005 was 2.76%, up 7 basis points from the fourth quarter of 2004, but lower than the 2.87% level reported for the first quarter of 2004. The improvement in the net interest margin during the first quarter of 2005 primarily resulted from higher yields on commercial and consumer loans. The decrease in the net interest margin from the first quarter of 2004 was largely attributable to increased funding costs for deposits and borrowed funds, which were partially offset by higher yields on investment securities and loans.
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Washington Trust
Page Two, April 25, 2005

Noninterest income is an important source of revenue for Washington Trust. For the first quarter of 2005, noninterest income totaled $6.1 million, compared to $5.9 million reported for the same quarter a year ago. Primary sources of noninterest income are trust and investment management fees, service charges on deposit accounts, merchant credit card processing fees and net gains on sales of loans.

Revenue from trust and investment management services represented 53% of noninterest income in the first quarter of 2005. This revenue amounted to $3.2 million for the three months ended March 31, 2005, up 5 percent from the same period in 2004. Trust and investment management fee revenue is largely dependent on the value of assets under administration and is closely tied to the performance of the financial markets. Trust assets under administration amounted to $1.797 billion at March 31, 2005, compared to $1.871 billion at December 31, 2004.

For the first quarter of 2005, service charges on deposit accounts totaled $1.0 million, down 14 percent from the same period in 2004, due, in part, to the introduction of free checking.

For the quarter ended March 31, 2005, noninterest expenses amounted to $12.4 million, up 7 percent from the same period a year ago. Salaries and employee benefit expense, the largest component of noninterest expenses, totaled $7.5 million for the three months ended March 31, 2005, up 7 percent from the first quarter of 2004. Included in this amount was a 3 percent increase in salary costs as well as a 14 percent increase in benefit costs including pension and stock-based compensation.

At March 31, 2005, total assets amounted to $2.342 billion, up $34.3 million from December 31, 2004. In the first quarter of 2005, total loans increased $44.5 million to $1.294 billion, while deposits rose $71.2 million to $1.529 billion at March 31, 2005.

Residential real estate loans grew $35.1 million, or 7 percent, during the first quarter of 2005, including an increase of $20.0 million in purchased residential mortgages. Consumer loans increased $6.6 million in the first three months of 2005, primarily due to growth in home equity lines and loans. Commercial loans, including commercial real estate and construction loans, amounted to $510.5 million at March 31, 2005, up $2.8 million from $507.7 million reported at December 31, 2004.

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Washington Trust
Page Three, April 25, 2005

Demand deposits totaled $190.9 million at March 31, 2005, compared to $189.6 million at December 31, 2004. Savings deposits, including money market deposits, amounted to $619.0 million at March 31, 2005, down from the December 31, 2004 balance of $623.4 million. Time deposits (including brokered certificates of deposit) amounted to $719.2 million, up $74.3 million, or 12 percent, during the first quarter of 2005. Brokered certificates of deposit amounted to $207.7 million, up $38.1 million, or 22 percent, during the three months ended March 31, 2005. The Corporation utilizes brokered certificates of deposit as part of its overall funding program along with other sources. During the first quarter of 2005, the Corporation reduced its Federal Home Loan Bank advance borrowing position by $32.9 million.

Nonperforming assets (nonaccrual loans and property acquired through foreclosure) declined during the quarter and were below prior year and prior quarter levels. Nonperforming assets totaled $2.4 million, or .10% of total assets, at March 31, 2005. The allowance for loan losses was $17.1 million, or 1.32% of total loans, at March 31, 2005, compared to $16.8 million, or 1.34%, at December 31, 2004. The Corporation’s loan loss provision amounted to $300 thousand for the quarter ended March 31, 2005, up from $250 thousand for the fourth quarter of 2004 and $120 thousand for the first quarter of 2004. The increase was in response to growth in the loan portfolio.

Total shareholders’ equity amounted to $149.2 million at March 31, 2005, compared to $151.9 million at December 31, 2004. Book value per share as of March 31, 2005 and December 31, 2004 amounted to $11.23 and $11.44, respectively.

Washington Trust Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer, will host a conference call on Monday, April 25, at 4:30 p.m. (Eastern Time) to discuss the Corporation’s first quarter results. Access to the call is available in a listen-only mode on Washington Trust’s web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.’s common stock trades on The Nasdaq Stock Market® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

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Washington Trust
Page Four, April 25, 2005

# # #
This report contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation’s actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	THREE MONTHS ENDED
	MAR. 31,	MAR. 31,	DEC. 31,
(Dollars and shares in thousands, except per share amounts)	2005	2004	2004
Operating Results
Net interest income	$14,621	$13,083	$14,384
Provision for loan losses	300	120	250
Net realized gains on securities	-	-	387
Other noninterest income	6,079	5,940	6,587
Noninterest expenses	12,444	11,680	13,094
Income tax expense	2,546	2,268	2,516
Net income	5,410	4,955	5,498

Per Share
Basic earnings	$0.41	$0.38	$0.41
Diluted earnings	$0.40	$0.37	$0.40
Dividends declared	$0.18	$0.17	$0.17

Weighted Average Shares Outstanding
Basic	13,282.7	13,202.6	13,259.7
Diluted	13,617.3	13,513.3	13,605.1

Average Balance Sheet
Federal funds sold and other short-term investments	$10,670	$11,155	$11,022
Taxable debt securities	830,738	809,505	845,307
Nontaxable debt securities	19,132	14,235	18,937
Corporate stocks and Federal Home Loan Bank stock	52,852	54,518	52,397
Loans:
Commercial and other	512,260	412,642	498,236
Residential real estate	530,845	390,834	513,133
Consumer	230,728	170,589	222,321

Total loans	1,273,833	974,065	1,233,690

Earning assets	2,187,225	1,863,478	2,161,353
Total assets	2,313,405	1,988,142	2,291,735

Deposits:
Demand deposits	182,281	170,289	203,162
NOW accounts	171,108	149,060	172,811
Money market accounts	196,577	94,430	208,203
Savings accounts	248,957	253,543	255,647
Time deposits	688,878	527,531	628,030

Total deposits	1,487,801	1,194,853	1,467,853

Federal Home Loan Bank advances	655,564	633,195	653,746
Shareholders’ equity	152,420	142,582	151,291

Key Ratios
Return on average assets	0.94%	1.00%	0.96%
Return on average equity	14.20%	13.90%	14.54%
Interest rate spread (taxable equivalent basis)	2.49%	2.62%	2.42%
Net interest margin (taxable equivalent basis)	2.76%	2.87%	2.69%

Allowance for Loan Losses
Balance at beginning of period	$16,771	$15,914	$16,627
Provision charged to earnings	300	120	250
Net (charge-offs) recoveries	(13)	140	(106)

Balance at end of period	$17,058	$16,174	$16,771

Washington Trust Bancorp, Inc. and Subsidiary
FINANCIAL SUMMARY

	MAR. 31,	DEC. 31,	MAR. 31,
(Dollars and shares in thousands, except per share amounts)	2005	2004	2004

Period-End Balance Sheet
Assets	$2,342,138	$2,307,820	$2,054,232
Total securities	866,873	890,058	884,592
Loans:
Commercial and other:
Mortgages	260,058	266,670	227,367
Construction and development	31,060	29,263	14,463
Other	219,346	211,778	179,610
Total commercial and other	510,464	507,711	421,440

Residential real estate:
Mortgages	529,177	494,720	388,843
Homeowner construction	19,663	18,975	11,721
Total residential real estate	548,840	513,695	400,564

Consumer:
Home equity lines	157,752	155,001	126,701
Other	77,134	73,269	55,643
Total consumer	234,886	228,270	182,344

Total loans	1,294,190	1,249,676	1,004,348

Deposits:
Demand deposits	190,883	189,588	179,468
NOW accounts	180,240	174,727	159,738
Money market accounts	189,870	196,775	109,349
Savings accounts	248,852	251,920	253,390
Time deposits	719,202	644,875	542,814

Total deposits	1,529,047	1,457,885	1,244,759

Brokered deposits included in time deposits	207,652	169,587	126,243
Federal Home Loan Bank advances	639,874	672,748	644,203
Shareholders’ equity	149,225	151,852	144,571

Capital Ratios
Tier 1 risk-based capital	9.21%	9.15%	9.84%
Total risk-based capital	10.75%	10.72%	11.42%
Tier 1 leverage ratio	5.44%	5.35%	5.66%

Share Information
Shares outstanding at end of period	13,291.1	13,269.4	13,206.9
Book value per share	$11.23	$11.44	$10.95
Tangible book value per share	$9.44	$9.64	$9.10
Market value per share	$27.48	$29.31	$26.40

Credit Quality
Nonaccrual loans	$2,376	$4,731	$2,920
Other real estate owned, net	4	4	11
Nonperforming assets to total assets	0.10%	0.21%	0.14%
Nonaccrual loans to total loans	0.18%	0.38%	0.29%
Allowance for loan losses to nonaccrual loans	717.93%	354.49%	553.90%
Allowance for loan losses to total loans	1.32%	1.34%	1.61%

Assets Under Administration
Market value	$1,797,394	$1,870,510	$1,782,153

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	March 31,	December 31,
(Dollars in thousands)	2005	2004
Assets:
Cash and due from banks	$40,578	$34,801
Federal funds sold and other short-term investments	19,950	17,280
Mortgage loans held for sale	2,038	1,095
Securities:
Available for sale, at fair value; amortized cost $694,309 in 2005 and $724,209 in 2004	696,705	735,666
Held to maturity, at cost; fair value $169,459 in 2005 and $156,270 in 2004	170,168	154,392

Total securities	866,873	890,058

Federal Home Loan Bank stock, at cost	34,966	34,373

Loans:
Commercial and other	510,464	507,711
Residential real estate	548,840	513,695
Consumer	234,886	228,270

Total loans	1,294,190	1,249,676
Less allowance for loan losses	17,058	16,771

Net loans	1,277,132	1,232,905

Premises and equipment, net	23,801	24,248
Accrued interest receivable	9,805	9,367
Investment in bank-owned life insurance	29,522	29,249
Goodwill	22,591	22,591
Identifiable intangible assets	1,162	1,309
Other assets	13,720	10,544

Total assets	$2,342,138	$2,307,820

Liabilities:
Deposits:
Demand deposits	$190,883	$189,588
NOW accounts	180,240	174,727
Money market accounts	189,870	196,775
Savings accounts	248,852	251,920
Time deposits	719,202	644,875

Total deposits	1,529,047	1,457,885

Dividends payable	2,394	2,257
Federal Home Loan Bank advances	639,874	672,748
Other borrowings	2,535	3,417
Accrued expenses and other liabilities	19,063	19,661

Total liabilities	2,192,913	2,155,968

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30 million shares;
issued 13,299,455 shares in 2005 and 13,278,685 in 2004	831	830
Paid-in capital	31,857	31,718
Retained earnings	116,330	113,314
Unearned stock-based compensation	(667)	(737)
Accumulated other comprehensive income	1,064	6,937
Treasury stock, at cost; 8,321 shares in 2005 and 9,309 in 2004	(190)	(210)

Total shareholders’ equity	149,225	151,852

Total liabilities and shareholders’ equity	$2,342,138	$2,307,820

Washington Trust Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)
	Unaudited
Three months ended March 31,	2005	2004

Interest income:
Interest and fees on loans	$17,825	$13,641
Interest on securities	8,619	8,255
Dividends on corporate stock and Federal Home Loan Bank stock	619	474
Interest on federal funds sold and other short-term investments	55	20

Total interest income	27,118	22,390

Interest expense:
Deposits	6,932	4,747
Federal Home Loan Bank advances	5,549	4,545
Other	16	15

Total interest expense	12,497	9,307

Net interest income	14,621	13,083
Provision for loan losses	300	120

Net interest income after provision for loan losses	14,321	12,963

Noninterest income:
Trust and investment management fees	3,212	3,055
Service charges on deposit accounts	1,011	1,170
Merchant processing fees	778	597
Net gains on loan sales	487	349
Income from bank-owned life insurance	272	299
Other income	319	470

Total noninterest income	6,079	5,940

Noninterest expense:
Salaries and employee benefits	7,459	6,977
Net occupancy	853	816
Equipment	882	770
Merchant processing costs	636	466
Advertising and promotion	303	466
Outsourced services	413	376
Legal, audit and professional fees	392	258
Amortization of intangibles	147	161
Other	1,359	1,390

Total noninterest expense	12,444	11,680

Income before income taxes	7,956	7,223
Income tax expense	2,546	2,268

Net income	$5,410	$4,955

Weighted average shares outstanding - basic	13,282.7	13,202.6
Weighted average shares outstanding - diluted	13,617.3	13,513.3
Per share information:
Basic earnings per share	$0.41	$0.38
Diluted earnings per share	$0.40	$0.37
Cash dividends declared per share	$0.18	$0.17